Exhibit 99.2

Press Contact:	Dave Farmer
508-293-7206
dave.farmer@emc.com

EMC CFO Zane Rowe to Join VMware as CFO
Executive Appointment Made as Parties Prepare for EMC’s Combination with Dell

HOPKINTON, MASS, January 26, 2016 - EMC Corporation (NYSE:EMC) today announced that EMC CFO Zane Rowe will move to VMware, Inc. to become VMware’s Chief Financial Officer effective March 1. The appointment is made as EMC prepares to complete its previously announced combination with Dell. Once the transaction closes, EMC will be combined with Dell and VMware will remain a publicly-traded company.

Joe Tucci, EMC Chairman and Chief Executive Officer, commented, “I’d like to thank Zane for his extraordinary accomplishments and leadership since joining EMC, and for enthusiastically embracing the opportunity to become CFO of VMware. As we drive our business forward, while working towards completing the Dell transaction, we are highly confident that Zane’s broad industry expertise and skills will serve VMware and its shareholders well.”

Zane Rowe commented, “It’s very exciting to be joining VMware, one of the world’s premier software companies. Since joining EMC, I have worked closely with VMware CEO, Pat Gelsinger, and the VMware executive team. VMware has tremendous long-term growth potential. I look forward to joining the team to help drive long-term growth and shareholder value while, at the same time, continuing to collaborate closely with the EMC and Dell teams as we build toward our future as one of the world’s IT powerhouses.”

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

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EMC is a registered trademark of EMC Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.
This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with the proposed acquisition of EMC by Denali Holding Inc., the parent company of Dell Inc., including, among others, assumptions related to the ability to close the acquisition, the expected closing date and its anticipated costs and benefits; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (v) competitive factors, including but not limited to pricing pressures and new product introductions; (vi) component and product quality and availability; (vii) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (viii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (ix) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (x) the ability to attract and retain highly qualified employees; (xi) insufficient, excess or obsolete inventory; (xii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xiv) our ability to protect our proprietary technology; (xv) war or acts of terrorism; and (xvi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.